Exhibit 99.1



                                            COMPANY CONTACT:
                                              Checkpoint Systems, Inc.
                                              Craig Burns
                                              Chief Financial Officer
                                              (856) 848-1800
                                            INVESTOR RELATIONS CONTACTS:
                                              Marco Lima, Lindsay Hatton
                                              FD Morgen-Walke
                                              (212) 850-5600
                                            PRESS CONTACT:
                                              Jason Rando
FOR IMMEDIATE RELEASE                         FD Morgen-Walke
                                              (212) 850-5600


GEORGE OFF ELECTED CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS OF CHECKPOINT SYSTEMS, INC.

Thorofare, NJ, August 15, 2002 - Checkpoint Systems, Inc. (NYSE: CKP) announced today that George Off has been elected Chief Executive Officer and Chairman of the Board of Directors, effective immediately.

Mr. Off had been Interim Chief Executive Officer of Checkpoint since June 2002 and a member of the Board of Directors since May 2002. Mr. Off is a founder and former Chairman and Chief Executive Officer of Catalina Marketing Corporation (NYSE: POS) and a 40-year veteran in the retail marketing industry.

The Company also elected R. Keith Elliott to the newly created position of Lead Independent Director of the Company. In this role, Mr. Elliott will be responsible for leading Board functions related to the Company's corporate governance policies and will lead the executive sessions of the Board. Mr. Elliott was previously the Chairman of the Board of Directors of Checkpoint.

Mr. Elliott commented, "The Board is extremely pleased to have George leading Checkpoint. George's vision, leadership and track record of success are truly outstanding. We are confident in his ability to expand our market leadership and drive growth."

Mr. Off stated, "I am excited by the opportunity to continue working with the excellent management team at Checkpoint. My immediate priorities include executing our plan of driving strong cash flow and debt reduction, restoring growth to our core businesses, maintaining our industry leadership positions, and staying at the forefront of technological innovation."

The Company also announced that it is expanding its Board of Directors and has elected Craig Burns to the Board. Mr. Burns was named Executive Vice President, Chief Financial Officer and Treasurer of Checkpoint in March 2001 and has held a number of senior positions within the Company since 1996. An active search is underway to find two additional independent directors.


"The appointment of Craig Burns to the Board of Directors recognizes the invaluable contributions that Craig has made to Checkpoint," added Mr. Off. "As a Board member, Craig will be able to further support the strategic objectives of our Company."

Checkpoint Systems, Inc. is a multinational company that manufactures and markets labeling systems designed to improve efficiency, reduce costs and provide value-added label solutions for customers across many markets and industries. Checkpoint is a leading provider of EAS and RFID systems, source tagging, barcode labeling systems, hand-held labeling systems, and retail merchandising systems. Applications include automatic identification, retail security, and pricing and promotional labels. Operating directly in 30 countries, Checkpoint has a global network of subsidiaries and provides professional customer service and technical support around the world. Checkpoint Systems, Inc.'s web site is located at www.checkpointsystems.com.

Safe Harbor Statement

This press release may include information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company's Security and Exchange Commission filings.

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